Exhibit 1.1

JOHN DEERE CAPITAL CORPORATION
(a Delaware corporation)

[Title of Securities]

TERMS AGREEMENT

Dated:            , 20

John Deere Capital Corporation
P.O. Box 5328
Madison, Wisconsin 53705

Attention:

Dear Ladies and Gentlemen:

We (the “Representative”) understand that John Deere Capital Corporation, a Delaware corporation (the “Company”), proposes to issue and sell the number of shares of its Preferred Stock, $1.00 par value (the “Underwritten Securities”) set forth below. Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective number of shares of Initial Underwritten Securities (as defined in the Underwriting Agreement—Basic Provisions referenced below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement—Basic Provisions referenced below) to the extent any are purchased, at the purchase price set forth below.

	Underwriter	Number of Shares of Initial Underwritten Securities

Total

The Underwritten Securities shall have the following terms:

Title of Securities:

Current Ratings:

Dividend Rate: [$         ] [         %], Payable:

Stated Value:

Liquidation Preference:

Ranking:

Public offering price per share: $        , plus accumulated dividends, if any, from        , 20 .

Purchase price per share: $                 , plus accumulated dividends, if any, from         , 20 .

Additional co-managers, if any:

Redemption provisions:

Sinking fund requirements:

Number of Option Securities, if any, that may be purchased by the Underwriters:

Delayed Delivery Contracts: [authorized] [not authorized]

[Date of Delivery:

Minimum Contract:

Maximum number of Shares:

Fee:               ]

Other terms:

Closing date and location:

All the provisions contained in the document attached as Annex A hereto entitled “John Deere Capital Corporation-Preferred Stock ($1.00 par value) — Underwriting Agreement Basic Provisions” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than      P.M. (New York City time) on                        by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[Name of Representative]

By:
Name:
Title:

Acting on behalf of itself and the other named Underwriters.

Accepted:

JOHN DEERE CAPITAL CORPORATION

By:
Name:
Title:

2

ANNEX A

JOHN DEERE CAPITAL CORPORATION
(a Delaware corporation)

Preferred Stock ($1.00 par value)

UNDERWRITING AGREEMENT BASIC PROVISIONS

John Deere Capital Corporation (the “Company”) proposes to issue and sell shares of Preferred Stock, $1.00 par value (the “Preferred Shares” or the “Securities”), from time to time in one or more offerings on terms determined at the time of sale. Each issue of Preferred Shares may vary as to the specific number of shares, title, stated value and liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements and any other variable terms as set forth in the applicable certificate of designation (each, a “Certificate of Designation”) relating to such Preferred Shares.

This is to confirm the arrangements with respect to the purchase of Underwritten Securities (as defined in Section 2 hereof) from the Company by the Representative and the several Underwriters listed in the applicable terms agreement entered into between the Representative and the Company of which this Underwriting Agreement is Annex A thereto (the “Terms Agreement”). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the “Agreement.” Terms defined in the Terms Agreement are used herein as therein defined.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No.  333-          ) in respect of the Securities and certain of the Company’s senior and/or subordinated debt securities (“Debt Securities”) and warrants to purchase Debt Securities, and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement, as amended, is effective. Such registration statement, as amended, and the combined prospectus constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the “1934 Act”), the Securities Act of 1933 (the “1933 Act”), or otherwise, are collectively referred to herein as the “Registration Statement” and the “Prospectus,” respectively; provided, however, that a supplement to the Prospectus contemplated by Section 3(a) (a “Prospectus Supplement”) shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates.

Section 1. Representations and Warranties. The Company represents and warrants to the Representative and to each Underwriter named in a Terms Agreement as of the date thereof (the “Representation Date”), as follows:

(a)            The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the “Regulations”) and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

(b)            The financial statements and the supporting schedules included in the Registration Statement and Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus, to the best of the Company’s knowledge, fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto at the time they were filed.

(c)            The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or thereafter during the period specified in Section 3(b), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(d)            Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus: (i) there has not been any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (ii) there have not been any transactions entered into by the Company or its subsidiaries other than (x) transactions in the ordinary course of business including borrowings for the acquisition of receivables and other operations and (y) transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

(e)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

(f)            The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its parent company, Deere & Company, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company or Deere & Company is a party or by which the Company or Deere & Company may be bound or to which any of the property or assets of the Company or Deere & Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

(g)            The Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when issued and delivered pursuant to the provisions of this Agreement against payment of the consideration therefor in accordance with this Agreement, will be validly issued and fully paid and non-assessable; the Underwritten Securities conform in all material respects to all statements relating thereto contained in the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights.

(h)            Deloitte & Touche LLP are independent certified public accountants as required by the 1933 Act and the Regulations.

(i)             Neither the Company nor any of its subsidiaries is a Designated Person, nor, to the best of the Company’s knowledge, are any of its directors or officers or any directors or officers of its subsidiaries. Each of the Company and its subsidiaries and their employees is subject to a Code of Business Conduct (the “Code of Conduct”) which is in full force and effect on the date hereof. Among the commitments in the Code of Conduct is the commitment that each of the Company and its subsidiaries, and their respective employees, comply with international trade, export control, and import laws in the sale of products including export controls. The Code of Conduct also applies to Anti-Corruption Laws and Sanctions Laws and Regulations. The Code of Conduct will apply to all activities undertaken by the Company and each of its subsidiaries, including any use of the proceeds from any offering of Underwritten Securities and, accordingly, neither the Company nor any of its subsidiaries will directly or to its knowledge indirectly use the proceeds of any offering of Underwritten Securities in violation of any Sanctions Laws and Regulations or any Anti-Corruption Laws. For purposes herein, “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company and its subsidiaries from time to time concerning or relating to bribery or corruption; “Designated Person” means: a Person (a) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order, (b) named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (each, an “SDN”), or is otherwise the subject of any Sanctions Laws and Regulations, or (c) in which an SDN has a controlling interest or 50% or greater ownership interest; and “Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. State Department (including its Directorate of Defense Trade Controls) or the U.S. Department of Commerce Bureau of Industry and Security and (b) any sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

Section 2. Purchase and Sale. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement shall specify the number of Underwritten Securities to be initially issued (the “Initial Underwritten Securities”), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of the Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, any delayed delivery arrangements and any other terms of the Initial Underwritten Securities pursuant to which they are being issued (including, but not limited to, designations, redemption provisions and sinking fund requirements). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters, an option to purchase additional Underwritten Securities subject to such option (the “Option Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any.

The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement relating to any Initial Underwritten Securities, an option to the Underwriters, named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per share as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, unless otherwise agreed upon by the Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has agreed to purchase as set forth in the related Terms Agreement bears to the total number of Initial Underwritten Securities, subject to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

Payment of the purchase price for, and delivery of, the Initial Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 10;00 A.M., New York City time, on the first business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned office of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representative and the Company on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by certified or official bank check or check in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. Certificates for such Underwritten Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. Such certificates will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time or Date of Delivery, as the case may be.

If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representative at Closing Time, for the accounts of the Underwriters, the fee specified in the Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at Closing Time. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus Supplement. At Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

The Representative shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise the Representative, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The number of Underwritten Securities agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representative to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

Section 3. Covenants of the Company. The Company covenants with the Representative, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a)            Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and any of their terms not otherwise set forth in the Prospectus, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative shall reasonably request.

(b)            If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of any of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(c)            With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering the 12-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement relating to such Underwritten Securities.

(d)            At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of any of the Underwritten Securities, the Company will give the Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Representative or counsel for the Underwriters shall reasonably object.

(e)            At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of any of the Underwritten Securities, the Company will notify the Representative immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(f)            During the period specified in (b) above, the Company will deliver to the Representative as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representative may reasonably request.

(g)            The Company will endeavor in good faith to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided.

(h)            The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

(i)             Unless otherwise provided in the Terms Agreement, between the date of the Terms Agreement and the later of termination of any, trading restrictions or Closing Time or Date of Delivery, as the case may be, with respect to the Underwritten Securities covered thereby, the Company will not, without the Representative’s prior consent, offer to sell, or enter into any agreement to sell, shares of its Pari Passu Preferred (as such term is used in the Registration Statement), including any additional Securities.

Section 4. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a)            At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. or any other nationally-recognized credit rating agency to any long-term debt securities or preferred stock of the Company as of the date of the Terms Agreement shall not have been lowered since the execution of such Terms Agreement and (iii) there shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

(b)            At the applicable Closing Time, the Representative shall have received:

(1)           The favorable opinion, dated as of the applicable Closing time, of Kirkland & Ellis LLP, counsel for the Company, in form and substance satisfactory to the Representative, to the effect that:

(i)            The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

(ii)            This Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

(iii)          The Underwritten Securities have been duly authorized by the Company and, when issued and delivered against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable.

(iv)          The statements set forth in the Prospectus and the Prospectus Supplement under the caption “Description of Preferred Stock” insofar as they purport to constitute a summary of the Underwritten Securities, are correct in all material respects.

(v)           The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(vi)          The Registration Statement and Prospectus, as of their respective effective or issue dates, appeared on their faces to have complied as to form in all material aspects to the requirements of the 1933 Act, including the rules and regulations promulgated thereunder, except that, in each case, they do not express any opinion as to the documents incorporated by reference therein or any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information, in each case, in (or omitted from) the Registration Statement or the Prospectus.

(vii)         The documents incorporated by reference in the Prospectus, as of the date it was filed with the SEC, appeared on its face to have complied as to form in all material aspects to the requirements of the 1934 Act, as amended, and the rules and regulations promulgated thereunder, except that, in each case, they do not express any opinion as to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information, in each case, in (or omitted from) the documents incorporated by reference in the Prospectus.

(viii)        The execution and delivery of the Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein Contemplated will not conflict with the charter or the by-laws of the Company.

Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in (iv) of subsection 4(b)(1) of this Section. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Company and its auditors. In the course of such review and discussion, no facts have come to such counsel’s attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed (whichever is later), or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the Circumstances under which they were made, not misleading.

(2)            The favorable opinion, dated as of the applicable Closing Time, of the General Counsel of Deere to the effect that (i) the Company is duly qualified to transact business and is in good standing in the state of Delaware, (ii) the execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any agreement, indenture or other instrument known to such counsel of which the Company is a party or by which it is bound, or any law, administrative regulation or administrative or court order known to him or her to be applicable to the Company and the execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of any agreement, indenture or other instrument known to him or her of which Deere or any of its subsidiaries, is a party or by which any of them is bound.

(3)           The favorable opinion, dated as of the applicable Closing Time, of Sidley Austin LLP, counsel for the Underwriters, with respect to the matters set forth in (i) to (vi), inclusive, and the last paragraph, of subsection (b) (1) of this Section.

(c)            At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

(d)            The Representative shall have received from Deloitte & Touche LLP or other independent certified public accountant acceptable to the Representative a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to.

(e)            The Representative shall have received from Deloitte & Touche LLP or other independent certified public accountant acceptable to the Representative a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the Representative.

(f)            At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(g)            In the event the underwriters exercise their option provided in a Terms Agreement as set forth in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties, of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representative shall have received:

(1)           A certificate, dated such Date of Delivery, of the President or a Vice President of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

(2)           The favorable opinion of Kirkland & Ellis LLP, counsel for the Company, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(b)(1) hereof.

(3)           The favorable opinion of the General Counsel of Deere, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(b)(2) hereof.

(4)           The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 4(b) (3) hereof.

(5)           A letter from Deloitte & Touche LLP or other independent certified public accountant acceptable to the Representative, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representative pursuant to Section 4(e) hereof, except that the “specified date” in the letter furnished pursuant to this Section 4(g)(5) shall be a date not more than five days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

Section 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto, and the printing of this Agreement and the Terms Agreement, (ii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and accountant, (iv) the qualification of the Underwritten Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statement and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendment or supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Certificate of Designation and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies and (viii) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities on any national securities exchange.

If this Agreement is terminated by the Representative in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters named in the Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

(ii)            against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative. The Company agrees to notify the Representative within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Underwritten Securities.

(b)            Each Underwriter severally, and not jointly, agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

Section 7. Contribution. If the indemnification provisions provided in Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Underwritten Securities and also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities. The relative fault shall be determined by references to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Underwriters, directly or through the Representative of the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the Underwriters.

Section 9. Termination. The Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading on either the NASDAQ Global Select Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (a) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (b) the covenant set forth in Section 3(e), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution agreement set forth in Section 7 and the provisions of Sections 8 and 15 shall remain in effect.

Section 10. Default. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Initial Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

(a)            if the number of Defaulted Securities does not exceed 10% of the number of the Initial Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b)            if the number of Defaulted Securities exceeds 10% of the number of the Initial Underwritten Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the Terms Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representative or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative; notices to the Company shall be directed to it at P.O. Box 5328, Madison, Wisconsin 53705, Attention: Manager.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 13. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

For purposes of the foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 14. Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Statutory Loss Absorption Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a)            the effect of the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority, which exercise (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)          the cancellation of the BRRD Liability; or

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority.

(c) For purposes of this Section 14,

“Bail-in Legislation” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and (b) in relation to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means any party hereto that is subject to Statutory Loss Absorption Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Statutory Loss Absorption Powers as defined in this Section 14.

“Statutory Loss Absorption Powers” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation and (b) in relation to the United Kingdom, any powers of the Relevant Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

Section 16. Counterparts. The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument. Delivery of an executed Terms Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

EXHIBIT A

JOHN DEERE CAPITAL CORPORATION
(a Delaware corporation)

[Title of Securities]

DELAYED DELIVERY CONTRACT

, 20

John Deere Capital Corporation
P.O. Box 5328
Madison, Wisconsin 53705
Attention:

Dear Ladies and Gentlemen:

The undersigned hereby agrees to purchase from John Deere Capital Corporation (the “Company”), and the Company agrees to sell to the undersigned on                   , 20     (the “Delivery Date”), of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated              , 20    , as supplemented by its Prospectus Supplement dated           , 20    , receipt of which is hereby acknowledged at a purchase price of     % of the principal amount thereof, plus accrued interest from     , 20   , to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of                                     , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                , 20    , shall have sold to the Underwriters of the Securities (the “Underwriters”) such number of the Securities as is to be sold to them pursuant to the Terms Agreement dated                , 20     between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment. Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

A-1

It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first- come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By
(Title)

(Address)

Accepted as of the date first above written.

JOHN DEERE CAPITAL CORPORATION

By
(Title)

A-2

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone No. (including Area Code)

A-3